As filed with the Securities and Exchange Commission on January 17, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 10, 2006

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South, Suite 200
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5 - Corporate Governance and Management

Item 5.02 Election of Directors

Effective January 10, 2006, the directors of Tri-Valley Corporation appointed G. Thomas Gamble, age 44, as director, filling a vacancy on the board of directors left by the resignation of Harold Noyes. Mr. Gamble will serve the unexpired one year term of Dr. Noyes and until the next annual meeting of shareholders.

Since 1986, Mr. Gamble has been self-employed as a successful farmer and investor, with current investments in agriculture, food processing, educational services, oil, gas and minerals. He has received a Bachelor of Arts degree from UCLA.

In 2003, the California State Senate proclaimed privately owned Davies and Gamble, which produces critically acclaimed wines in California's Napa Valley, its Green Entrepreneur of The Year. In 2005, Mozzarella Fresca, the nation's premier producer of fresh Italian cheeses, of which Mr. Gamble is a director and original investor, received the Certificate of Special Congressional Recognition as business of the year. He is also a director and original investor in Boston Reed College which provides educational opportunities to busy adults seeking stable and growing careers in the California health care industry.

Our board of directors has determined that Mr. Gamble is an independent director. There are no arrangements or understandings between Mr. Gamble and any other person regarding his appointment to or service on our board of directors.

Mr. Gamble is Tri-Valley's largest common stockholder. He currently owns 1,450,000 shares (6.35%) of Tri-Valley's outstanding common stock, including 33,333 shares issuable on the exercise of outstanding warrants. Since January 1, 2004, Mr. Gamble has purchased securities options from Tri-Valley in a series of privately negotiated transactions. The following table lists his acquisitions of securities directly from Tri-Valley since January 1, 2004.

Date	Transaction	Aggregate Price	Closing Price of TIV Common Stock on Transaction Date
6/30/04	Purchase 300,000 shares @$4.50/share + 75,000 warrants exercisable at $6.50	$1,350,000	$4.15
8/9/04	Purchase 200,000 shares @$4.75/share + 50,000 warrants exercisable at $6.50	$950,000	$4.00
11/8/04	Purchase 500,000 shares @$5.00/share +125,000 warrants exercisable at $7.50	$2,500,000	$4.48
12/22/04	Exercise 90,000 warrants @$6.50/warrant	$585,000	$9.59
1/10/05	Exercise 35,000 warrants @$6.50/warrant	$227,500	$9.87
2/25/05	Exercise 125,000 warrants @$7.50/warrant	$937,500	$14.18
6/9/05	Purchase 50,000 shares @$12.00/share + 16,667 warrants exercisable at $15.00	$600,000	$11.79
6/27/05	Exercise 16,667 warrants @$15.00/warrant	$250,005	$14.15
12/15/05	Purchase 100,000 shares @$10.00/share + 33,333 warrants exercisable at $12.00	$1,000,000	$8.25

From time to time, Mr. Gamble has also invested in oil and gas drilling and development partnerships and projects developed by Tri-Valley, such as the OPUS I Drilling Program, L.P. All such investments have been made on the same prices and terms as those partnership and project interests have been made available to unaffiliated third parties.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2006	TRI-VALLEY CORPORATION /s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer